METROPOLITAN SERIES FUND, INC.
Sub-Item 77O Transactions effected pursuant to Rule 10f-3

2004 Quarter 3

Name of Portfolio: Salomon Brothers Strategic Bond Opportunities Portfolio


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Issuer:                  LCE Acquisition Corp.        PanAMSat Corporation
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Broker:                  Credit Suisse First Boston   Credit Suisse First Boston
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Underwriter(s):          Credit Suisse First          Credit Suisse First
                         Boston Corp., Banc of        Boston, ABN Amro, Bear
                         America Securities LLC,      Stearns & Co., Inc., BNP
                         Deutsche Bank Securities     Paribas, BNY Capital
                         Inc., Lehman Brothers        Markets, Calyon Securities
                                                      USA Inc., Greenwich
                                                      Capital Markets Inc., ING
                                                      Financial Markets, Lehman
                                                      Brothers, Societe Generale
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Affiliated Underwriter   Citigroup                    Citigroup
in the Syndicate:
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Date of Purchase:        July 22, 2004                July 30, 2004
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Date of Offering:        July 22, 2004                July 30, 2004
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Amount of Purchase:      50,000                       100,000
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Amount of Offering:      $315,000,000                 $1,010,000,000
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Purchase Price:          $100.00                      $100.00
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Commission or Spread:    454.00 vs T4 3/4 05/14       451.00 vs T 3/4 05/14
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Issuer:                  MGM Mirage Inc.
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Broker:                  Bank of America
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Underwriter(s):          Barclays Capital, BNP Paribas,
                         CIBC World Markets, Deutsche
                         Bank Securities Inc., JP
                         Morgan, Keybanc Capital
                         Markets, Piper Jaffray & Co.,
                         Scotia Capital Inc., Wachovia
                         Securities Inc., Wells Fargo
                         Brokerage Services LLC

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Affiliated Underwriter   Citigroup
in the Syndicate:
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Date of Purchase:        August 11, 2004
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Date of Offering:        August 11, 2004
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Amount of Purchase:      475,000
-------------------------------------------------------
Amount of Offering:      $500,000,000
-------------------------------------------------------
Purchase Price:          $100.00
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Commission or Spread:    267.00 vs T 4 3/8 08/12
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The securities are (i) part of an issue registered under the Securities Act of
1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.

2004 Quarter 4

Name of Portfolio: Salomon Brothers Strategic Bond Opportunities Portfolio

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
Issuer:                  Dresser-Rand Group Inc.   IMCO Recycling Inc.         Tenneco Automotive, Inc.
----------------------------------------------------------------------------------------------------------
Broker:                  Morgan Stanley            Deutsche Bank               Banc America
----------------------------------------------------------------------------------------------------------
Underwriter(s):          Morgan Stanley,           Citigroup, Deutsche Bank    Bank of America Securities,
                         Citigroup, UBS, Bear      Securities, Inc., Keybanc   Deutsche Bank, JP Morgan,
                         Sterns & Co., Inc.,       Capital Markets, LaSalle    Citigroup, BNY Capital
                         Natexis Banque            Bank NA, Natcity            Markets
                                                   Investments, PNC Capital
                                                   Markets, Wachovia
                                                   Securities, Inc.
----------------------------------------------------------------------------------------------------------
Affiliated Underwriter   Citigroup                 Citigroup                   Citigroup
in the Syndicate:
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Date of Purchase:        October 14, 2004          October 29, 2004            November 9, 2004
----------------------------------------------------------------------------------------------------------
Date of Offering:        October 14, 2004          October 29, 2004            November 9, 2004
----------------------------------------------------------------------------------------------------------
Amount of Purchase:      50,000                    25,000                      150,000
----------------------------------------------------------------------------------------------------------
Amount of Offering:      420,000,000               125,000,000                 500,000,000
----------------------------------------------------------------------------------------------------------
Purchase Price:          $100.00                   $100.00                     $100.00
----------------------------------------------------------------------------------------------------------
Commission or Spread:    337 vs T 4 1/4 08/14      495.00 vs T 4 1/4 08/14     443.00 vs T 4 1/4 08/14
----------------------------------------------------------------------------------------------------------

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
Issuer:                  HCA, Inc.                 Gaylord Entertainment Co.   Chesapeake Energy Corp.
------------------------------------------------------------------------------------------------------------
Broker:                  JP Morgan Chase           Deutsche Bank               Deutsche Bank
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Underwriter(s):          JP Morgan Securities,     Deutsche Bank Securities,   Credit Suisse First Boston
                         Merrill Lynch & Co.       Inc., Banc of America       Corp., Banc of America
                                                   Securities LLC              Securities LLC, Deutsche Bank
                                                                               Securities Inc., Lehman
                                                                               Brothers, UBS, Bear Sterns &
                                                                               Co. Inc., BNP Paribas,
                                                                               Citigroup, Comerica Bank,
                                                                               Morgan Stanley, Raymond James
                                                                               & Associates, Inc., RBC
                                                                               Capital Markets, Suntrust
                                                                               Bank, TD Waterhouse Investor
                                                                               Services Inc., Wells Fargo
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Affiliated Underwriter   Citigroup                 Citigroup                   Citigroup
in the Syndicate:
------------------------------------------------------------------------------------------------------------
Date of Purchase:        November 16, 2004         November 17, 2004           December 1, 2004
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Date of Offering:        November 16, 2004         November 17, 2004           December 1, 2004
------------------------------------------------------------------------------------------------------------
Amount of Purchase:      125,000                   125,000                     425,000
------------------------------------------------------------------------------------------------------------
Amount of Offering:      750,000,000               225,000,000                 750,000,000
------------------------------------------------------------------------------------------------------------
Purchase Price:          $99.671                   $100.00                     $99.056
------------------------------------------------------------------------------------------------------------
Commission or Spread:    220.00 vs T 4 1/4 11/14   261.00 vs T 4 1/4 11/14     214.00 vs T 4 1/4 11/14
------------------------------------------------------------------------------------------------------------

The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.